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Exhibit (a)(1)(E)

        NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock
of

Rally Software Development Corp.

Pursuant to the Offer to Purchase
dated June 8, 2015
of

Grand Prix Acquisition Corp.
a wholly-owned subsidiary of

CA, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M. (EASTERN TIME)
ON JULY 8, 2015, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

        This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.0001 per share, of Rally Software Development Corp. and any other documents required by the Letter of Transmittal cannot be delivered to Computershare Trust Company, N.A. (the "Depository") by the expiration of the Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission or mail to the Depository. See Section 3 of the Offer to Purchase, dated June 8, 2015 (as it may be subsequently amended or supplemented from time to time, the "Offer to Purchase").

The Depository for the Offer to Purchase is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	(617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	(for Eligible Institutions only) c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER
THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE
NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined herein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

VOLUNTARY CORPORATE ACTIONS COY: RALY

Ladies and Gentlemen:

        The undersigned hereby tenders to Grand Prix Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of CA, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal", which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time in accordance with the terms of the Acquisition Agreement, dated May 27, 2015, by and among Parent, Purchaser and Rally, constitutes the "Offer"), receipt of which is hereby acknowledged, the number of shares indicated below of common stock, par value $0.0001 per share (the "Shares"), of Rally Software Development Corp., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered

Certificate Numbers (if available)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

        The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (an "Eligible Institution"), guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depository the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

        (Name)

(Area Code and Telephone Number)

Dated:            , 2015.

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  Exhibit (a)(1)(E)